Exhibit (i)
Roberts & Henry
504 Talbot Street
St. Michaels, MD 21663
410-822-4456

June 3, 2005

The Ehrenkrantz Trust
410 Park Ave., 7th Floor
New York, NY 10022

Re:	Opinion of Counsel regarding Post-Effective Amendment No.
        21 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 33-10888).

Ladies and Gentlemen:

We have acted as counsel to The Ehrenkrantz Trust, a Massachusetts Business Trust (the "Fund"), in connection with the above-referenced Registration Statement (as amended, the "Registration Statement") which relates to the Fund's units of beneficial interest, par value $.01 per share (collectively, the "Shares") of the Fund. This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 21 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(a)(1) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In our capacity as counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies of all copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the final proof provided to us.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Thomas C. Henry

Roberts & Henry